                              Aircastle Advisor LLC
                        c/o Fortress Investment Group LLC
                     1251 Avenue of the Americas, 16th Floor
                            New York, New York 10020

April 29, 2005

Jonathan M. Lang
17 Pequot Drive
Norwalk, Connecticut 06855

Dear Jonathan:

     It is with great pleasure that we extend to you an offer to join Aircastle
Advisor LLC (together with its affiliates, or branch offices thereof, the
"Company" or "Aircastle") on the terms and conditions set forth below.

Title:              Chief Technology Officer.

Start Date:         As soon as your current employment is terminated, but in no event later than May 23, 2005.

Location:           New York, New York, Stamford, Connecticut or another
                    location specified by the Company.

Compensation:       Your base salary will be paid at the rate of $200,000 per
                    annum, less statutory deductions, payable in accordance with the regular payroll practices of Aircastle. In addition, you are eligible to receive a discretionary annual bonus, but
                    except as provided below in relation to the Guaranteed 2005
                    Bonus (as defined below) nothing in this letter agreement
                    will entitle you to a bonus payment. For the sake of
                    clarity, you are not entitled to any pro-rata portion of any discretionary bonus if your employment terminates for any
                    reason prior to the payment of any such bonus. Payment of a discretionary bonus in any given fiscal or calendar year
                    does not entitle you to additional compensation or any such bonus in any subsequent year. In order to be eligible for
                    any bonus while employed at Fortress, you must be an active employee at, and not have given or received notice of
                    termination prior to, the time of the bonus payment

                    Aircastle has agreed that you will receive a minimum cash
                    bonus from the Company in respect of the calendar year 2005 equal to US$120,000 (your "Guaranteed 2005 Bonus"), less
                    statutory deductions. Your Guaranteed 2005 Bonus will be
                    paid as soon as practicable after performance results in
                    respect of 2005 have been determined, but in no event later than January 31, 2006.

                    In addition, you shall be awarded a grant (the "Grant") of restricted stock in

Employment Offer Letter
Jonathan M. Lang

                    Aircastle Investment Limited with a total cost of $150,000, with a per-share cost determined on the same basis as that of the Fortress-managed funds that invest in Aircastle. The
                    Grant shall vest 1/3 on each of the 3rd, 4th and 5th
                    anniversaries of your Start Date.

                    If dividends are paid on the class of restricted stock
                    granted to you, then you would receive dividends on any
                    unvested shares. The Grant will be made pursuant to a
                    restricted stock plan and/or agreement prepared by the
                    Company, which plan and/or agreement will supersede the
                    provisions of this letter which apply to such restricted
                    stock.

Benefits:           Effective your first day of employment you (and your
                    eligible dependents, if any) may at your election be covered under such health insurance plan as covers the Company's
                    employees, subject to applicable exclusions and limitations.
                    You are eligible to participate in all other perquisite and benefit arrangements made available by the Company to
                    employees generally, subject to the terms of such plans or programs. Each such benefit is subject to modification,
                    including elimination, from to time, at the Company's sole discretion.

                    You shall be entitled to vacation of 20 days per year
                    (prorated for 2005) in accordance with the Company's
                    vacation policies applicable to employees, as amended from time to time.

Policies and        You agree to comply fully with all of the Company's policies
Procedures:         and procedures, as amended from time to time, copies of
                    which shall be provided to you or made available to you by electronic means.

"Cause"             For purposes of this letter agreement, "Cause" means (i)
                    your commission of an act of fraud or dishonesty in the
                    course of your employment; (ii) your indictment or entering of a plea of nolo contendere for a crime constituting a
                    felony or in respect of any act of fraud or dishonesty;
                    (iii) your commission of an act which would make you (or the
                    Company, or Fortress Investment Group LLC or any of its
                    affiliates (collectively, "Aircastle Group") subject to
                    being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv)
                    your gross negligence or willful misconduct in connection
                    with your employment by the Company; (v) your commission or omission of any act that would result in or might reasonably be a substantial factor resulting in the termination of any member of the Aircastle Group or any of its affiliates, for cause under any of material management, advisory or similar agreements; (vi) your willful failure to comply with any
                    material policies or procedures of the Company as in effect from time to time provided

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Jonathan M. Lang

                    that you shall have been delivered a copy of such policies or notice that they have been posted on a Company website
                    prior to such compliance failure, and or (vii) your
                    commission of any material breach of any of the provisions or covenants set forth herein, provided, however, that
                    discharge pursuant to this clause (vii) shall not constitute discharge for "Cause" unless you shall have received written notice from the Company stating the nature of such breach
                    and affording you an opportunity to correct the act(s) or
                    omission(s) complained of within ten (10) days of your
                    receipt of such notice.

Employment          You are an at-will employee. This letter is not a contract
Relationship;       of employment for any specific period of time, and your
Termination;        employment may be terminated by you or by the Company at any time for any reason or no reason whatsoever. Notwithstanding the foregoing, you will give us not less than 30 days notice of your termination of the employment relationship.

Termination         In the event that you are terminated by the Company, then:
Payments and
Vesting:

                         (i)  if you are terminated without Cause, then

                              (a)  any restricted stock granted to you that is
                                   due to vest at the next date on which any
                                   restricted stock would vest if you were still
                                   in the employ of Aircastle shall vest on the
                                   date of your termination, but any right or
                                   interest in any other unvested restricted
                                   stock shall be forfeit by you (e.g., if you
                                   are terminated without Cause prior to the
                                   third anniversary of your Start Date, then
                                   1/3 of the Grant shall vest upon your
                                   termination without Cause, but the remaining
                                   2/3 shall not vest and you shall have no
                                   further right or interest in such restricted
                                   stock), and

                              (b)  if such termination occurs at any time after
                                   your Start Date and prior to the date on
                                   which you have been paid your Guaranteed 2005
                                   Bonus, you shall be paid an amount equal to
                                   your Guaranteed 2005 Bonus, such amount to be
                                   paid within thirty (30) days of such
                                   termination,

                                   in each case, provided you sign a separation
                                   agreement prepared by the Company which
                                   includes a general release of claims (a
                                   "Separation Agreement"), but you will not be
                                   obliged to mitigate your losses in order to
                                   be eligible to receive such vesting or
                                   payment.

                         (ii) if you are terminated for Cause, you shall forfeit
                              and have no further right or interest in any
                              then-unvested restricted stock and

Employment Offer Letter
Jonathan M. Lang

                              no termination payments shall be made by the
                              Company.

                    If you resign from the company or if you are terminated
                    following your death or disability, then the provisions of clause (ii) above shall apply.

                    The Company shall be entitled, in connection with its
                    investment structuring, tax planning, business organization or other reasons, to terminate your employment in connection with an invitation from an affiliate of or branch office of the Company to accept employment with such affiliate or
                    branch office, in which case the terms and conditions hereof shall apply to your employment relationship with such
                    entity, mutatis mutandis, and in each case where the term
                    "Company" or "Aircastle" is used in this letter agreement it shall include a reference to such affiliate or branch
                    office. For the sake of clarity, any termination of your
                    employment by the Company under circumstances in which you are not offered employment with an affiliate or branch
                    office of the Company on the terms and conditions hereof as described in the preceding sentence shall be a termination without Cause.

                    If your employment with the Company terminates for any
                    reason or for no reason, you hereby agree that you shall
                    immediately resign from all positions (including, without
                    limitation, any management, officer or director position)
                    that you hold on the date of such termination with the
                    Company, or any of the their respective affiliates, or with any entity in which the Company or any of its affiliates has made any investment. You hereby agree to execute and deliver such documentation reasonably required by the Company as may be necessary or appropriate to enable the Company, any of
                    the Company's affiliates or any entity in which the Company or any of its affiliates has made an investment to
                    effectuate such resignation, and in any case, your execution of this letter agreement shall be deemed the grant by you to the officers of the Company of a limited power of attorney to sign in your name and on your behalf such documentation solely for the limited purposes of effectuating such
                    resignation.

Set-Off; Etc:       You hereby acknowledge and agree, without limiting the
                    rights of the Company otherwise available at law or in
                    equity, that, to the extent permitted by law, any or all
                    amounts or other consideration payable to you hereunder or any other agreement with the Company (including any of its affiliates), may be set-off against any or all amounts or
                    other consideration payable by you to the Company under this letter agreement or to the Company or any of its affiliates under any other agreement between you and the Company or any of its affiliates, including, without limitation, any
                    obligation resulting from your breach of the terms hereof.

Employment Offer Letter
Jonathan M. Lang

Your
Representations:    You represent that:

                         (i)    on your first day of employment with Aircastle
                                you will be free to be employed hereunder
                                without any contractual restrictions, express or
                                implied, with respect to any of your prior
                                employer(s).

                         (ii)   you have not taken or otherwise misappropriated
                                and you do not have in your possession or
                                control any confidential or proprietary
                                information belonging to any of your prior
                                employer(s) or connected with or derived from
                                your services to prior employer(s), and you have
                                returned to all prior employers any and all such
                                confidential or proprietary information.

                         (iii)  the Company and the Aircastle Group have
                                informed you that you are not to use or cause
                                the use of such confidential or proprietary
                                information in any manner whatsoever in
                                connection with your employment by the Company
                                or any affiliate, and that you have agreed and
                                hereby do agree that you will not use any such
                                confidential or proprietary information.

                         (iv)   you have agreed and hereby do agree to keep the
                                terms of this letter agreement confidential and
                                not to disclose any of the terms or conditions
                                hereof to any other person, including any
                                employee of the Company or the Aircastle Group,
                                except your immediate family, attorney or
                                accountant or, upon the advice of counsel after
                                notice to the Company, as may be required by law
                                or as may be required in order to enforce or
                                defend against the enforcement of this letter
                                agreement.

Restrictive              (i)    You shall not, directly or indirectly, without
Covenants:                      the prior written consent of the Company,
                                provide consultative services to, own, manage,
                                operate, join, control, participate in, be
                                engaged in, be employed by or be connected with,
                                any business, individual, partner, firm,
                                corporation or other entity, including without
                                limitation any business, individual, partner,
                                firm, corporation, or other entity that directly
                                or indirectly competes with (any such action,
                                individually, and in the aggregate, to "compete
                                with"), the Company or any member of the
                                Aircastle Group, at any time during your
                                employment with the Company. In the case where
                                your employment with the Company is terminated
                                by you for any reason (other than following a
                                breach of this letter agreement by the Company)
                                or by the Company for Cause, such restrictions
                                shall apply for six (6) months after the
                                effective date of such

Employment Offer Letter
Jonathan M. Lang

                                termination solely as to any aircraft leasing,
                                marketing, advisory and/or finance business
                                managed by the Company or any member of the
                                Aircastle Group. Notwithstanding anything else
                                herein, the mere "beneficial ownership" by you,
                                either individually or as a member of a "group"
                                (as such terms are used in Rule 13(d) issued
                                under the Securities Exchange Act of 1934) of
                                not more than 5% of the voting stock of any
                                public company shall not be deemed in violation
                                of this letter agreement. These restrictions
                                shall not apply following the termination of
                                your employment if the Company terminates your
                                employment without Cause.

                         (ii)   You shall keep secret and retain in strictest
                                confidence, and shall not use for your benefit
                                or the benefit of others, except in connection
                                with the business and affairs of the Company
                                (which, for purposes of and in each instance
                                used in this paragraph and the next paragraph,
                                shall include the Aircastle Group (including (i)
                                any fund managed by any member of the Aircastle
                                Group or any affiliate thereof during or prior
                                to the period of your employment with the
                                Company and (ii) the Company's other affiliates,
                                including, without limitation, portfolio
                                investments of the private equity business of
                                any member of the Aircastle Group)), all
                                confidential information of and confidential
                                matters (whether made available to you in
                                written, electronic form or orally) relating to
                                (a) the Company's business and the Company
                                (including, without limitation, the actual
                                investments of the Company, the contemplated
                                investments of the Company, the financial
                                performance of the Company or any fund managed
                                by a member of the Aircastle Group or of any
                                investment thereof, and the identity of the
                                equity investors in the Company or in any of the
                                funds or businesses of which any member of the
                                Aircastle Group manages), (b) all corporations
                                or other business organizations in which the
                                Company has or has had an investment and (c)
                                third parties, learned by you heretofore or
                                hereafter directly or indirectly in connection
                                with your employment (the "Confidential Company
                                Information"). In consideration of, and as a
                                condition to, continued access to Confidential
                                Company Information, and without prejudice to or
                                limitation on any other confidentiality
                                obligation imposed by agreement or law, you
                                hereby undertake to use and protect Confidential
                                Company Information in accordance with
                                restrictions placed on its use or disclosure.
                                Without limiting the foregoing, you shall not
                                disclose Confidential Company Information to
                                anyone outside of the Company except with the

Employment Offer Letter
Jonathan M. Lang

                                Company's express written consent. The foregoing
                                restrictions shall not apply to Confidential
                                Company Information which (1) is at the time of
                                receipt or thereafter becomes publicly known
                                other than a result of your having breached this
                                letter agreement, (2) is received by you from a
                                third party not under an obligation to any
                                person to keep such information confidential or
                                (3) is required to be disclosed by law, rule,
                                regulation or order, subject to your use of your
                                reasonable best efforts to obtain (and to
                                cooperate with the Company's efforts to obtain)
                                judicial approval for such information to be
                                disclosed under seal or subject to other
                                confidentiality orders. All memoranda, notes,
                                lists, records, property and any other tangible
                                product and documents (and all copies and
                                excerpts thereof), whether visually perceptible,
                                machine-readable or otherwise, made, produced or
                                compiled by you or made available to you
                                concerning the business of the Company, (i)
                                shall at all times be the property of the
                                Company and shall be delivered to the Company at
                                any time upon its request, and (ii) upon your
                                termination of employment, shall be immediately
                                returned to the Company. The foregoing shall not
                                limit any other confidentiality obligations
                                imposed by agreement or by law.

                         (iii)  From the date hereof through the end of the
                                one-year period commencing with the termination
                                of your employment with the Company, you shall
                                not, without the Company's prior written
                                consent, directly or indirectly, (a) solicit or
                                encourage to leave the employment or other
                                service of the Company or any of its affiliates
                                any employee or independent contractor thereof
                                or (b) hire (on behalf of yourself or any other
                                person or entity) any employee or independent
                                contractor who has left the employment or other
                                service of the Company or any of its affiliates
                                within the one-year period which follows the
                                termination of such employee's or independent
                                contractor's employment or other service with
                                the Company or any such affiliate.

                         (iv)   Any works of authorship, databases, discoveries,
                                developments, improvements, computer programs,
                                or other intellectual property, etc. ("Works")
                                that you make or conceive, or have made or
                                conceived, solely or jointly, during the period
                                of your employment with the Company, whether or
                                not patentable or registerable under copyright,
                                trademark or similar statutes, which either (i)
                                are related to or useful in the current or
                                anticipated business or activities of the
                                Company or any member of the Aircastle Group
                                (which

Employment Offer Letter
Jonathan M. Lang

                                includes any quantitative fund or portfolio or
                                global macro fund managed by any affiliate of
                                the Company); (ii) fall within your
                                responsibilities as employed by the Company; or
                                (iii) are otherwise developed by you through the
                                use of the Company's confidential information,
                                equipment, software, or other facilities or
                                resources or at times during which you are or
                                have been an employee constitute "work for hire"
                                under the United States Copyright Act, as
                                amended. If for any reason any portion of the
                                Works shall be deemed not to be a "work for
                                hire", then you hereby assign to the Company all
                                rights, title and interest therein and shall
                                cooperate to establish the Company's ownership
                                rights, including the execution of all documents
                                necessary to establish the Company's exclusive
                                ownership rights.

                         (v)    Any breach by you of any of the provisions of
                                the foregoing clauses (i), (ii), (iii) or (iv)
                                (the "Restrictive Covenants") shall entitle the
                                Company (including each of its affiliates) to
                                cease making any payments to you under any
                                agreement, including this letter agreement,
                                pursuant to which you are entitled to monies
                                from the Company or any member of the Aircastle
                                Group. In addition, you acknowledge and agree
                                that any breach by you of the Restrictive
                                Covenants would result in irreparable injury and
                                damage for which money damages would not provide
                                an adequate remedy. Therefore, if you breach, or
                                threaten to commit a breach of, any of the
                                provisions of the Restricted Covenants, the
                                Company shall have the right and remedy, in
                                addition to, and not in lieu of, any other
                                rights and remedies available to the Company
                                under law or in equity (including, without
                                limitation, the recovery of damages), to have
                                the Restrictive Covenants specifically enforced
                                (without posting bond and without the need to
                                prove damages) by any court having equity
                                jurisdiction, including, without limitation, the
                                right to an entry against you of restraining
                                orders and injunctions (preliminary, mandatory,
                                temporary and permanent) against violations,
                                threatened or actual, and whether or not then
                                continuing, of the Restrictive Covenants. You
                                acknowledge and agree that the Restrictive
                                Covenants are reasonable in geographical and
                                temporal scope and in all other respects. If it
                                is determined that any of the Restrictive
                                Covenants, or any part thereof, is invalid or
                                unenforceable, the remainder of the Restrictive
                                Covenants shall not thereby be affected and
                                shall be given full effect, without regard to
                                the invalid portions. If any court or other
                                decision-maker of competent jurisdiction
                                determines

Employment Offer Letter
Jonathan M. Lang

                                that any provision of the Restrictive Covenants,
                                or any part thereof, is unenforceable because of
                                the duration or geographical scope of such
                                provision, then, after such determination has
                                become final and unappealable, the duration or
                                scope of such provision, as the case may be,
                                shall be reduced so that such provision becomes
                                enforceable and, in its reduced form, such
                                provision shall then be enforceable and shall be
                                enforced.

                    Notwithstanding anything in this letter agreement to the
                    contrary, the provisions of the foregoing clauses (i)
                    through (iv), inclusive, shall survive any termination of
                    this letter agreement and any termination of your
                    employment.

Entire              This letter agreement contains the entire agreement between
Agreement:          the parties with respect to the subject matter hereof and
                    supersedes all prior agreements, written or oral, with
                    respect thereto. Without limiting any of the foregoing, any prior offer letter is hereby superseded in its entirety. YOU
                    REPRESENT THAT IN EXECUTING THIS LETTER AGREEMENT YOU HAVE
                    NOT RELIED UPON ANY REPRESENTATION OR STATEMENT NOT SET
                    FORTH HEREIN. Without limiting the foregoing, you represent that you understand that you shall not be entitled to any
                    equity interest, profits interest or other interest in the
                    Company (including any of its affiliates, including any fund or other business managed by any of them) except as set
                    forth in a writing signed by the Company. The Company's
                    affiliates are intended beneficiaries under this letter
                    agreement

Governing Law;      This letter agreement shall be governed by and construed in
Dispute             accordance with the laws of the State of New York without
Resolution;         regard to the principles of conflicts of law thereof.
Jurisdiction:
                    Without prejudice to our or your right to terminate your
                    employment relationship under "Employment Relationship"
                    above, if a dispute of whatever nature arises between us,
                    then notice thereof will be sent by one party to the other and if the dispute cannot be settled through negotiation,
                    you and we mutually agree first to try in good faith to
                    settle the dispute by mediation administered by the American
                    Arbitration Association. If a mutually satisfactory
                    settlement is not reached within 45-days following notice of the dispute, then such dispute shall be settled by binding arbitration administered by the American Arbitration
                    Association under its National Rules for the Resolution of
                    Employment Disputes and judgment upon the award rendered by the arbitrator shall be final and may be entered in any
                    court having jurisdiction thereof. Any demand for
                    arbitration shall be made within a reasonable time after the matter in question has arisen but in no event

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Jonathan M. Lang

                    shall it be made after the date when institution of legal
                    proceedings based on such matter would be barred by any
                    statute of limitations. The prevailing party in any such
                    arbitration proceeding shall not be entitled to any award of attorneys' fees or costs.

                    The foregoing mediation and arbitration provisions will not cover workers' compensation or unemployment compensation
                    claims, claims involving Company-sponsored benefit plans
                    which provide their own claims procedures and claims for
                    injunctive or other equitable relief by the Company in
                    relation to the Restrictive Covenants. In any proceedings
                    involving such matters, no counter-claims shall be brought for matters which would otherwise be covered by the above
                    mediation and arbitration provisions.

                    THE PARTIES AGREE THAT EXCLUSIVE JURISDICTION WILL BE IN A
                    COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK AND
                    HEREBY WAIVE OBJECTION TO THE JURISDICTION OR TO THE LAYING
                    OF VENUE IN ANY SUCH COURT.

                                     * * * *

We look forward to a successful employment relationship with you. If the foregoing terms of employment are acceptable, please so indicate by signing in the space provided below and returning to us an executed copy of this letter agreement on or prior to May 4, 2005, the date on which the offer of employment set out in this letter agreement shall expire if not so accepted by you.

Very truly yours,

AIRCASTLE ADVISOR LLC

By:
    ------------------

Accepted and agreed to, this ____ day of _______, 2005:

---------------------
Jonathan M. Lang